Exhibit 10.14


                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of June 29, 2002 between L90, Inc., a Delaware corporation (the "Company"), and William H. Wise (the "Employee").

                                  R E C I T A L

            The Company desires to employ the Employee, and the Employee desires to be so employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

            The Company is party to that certain Agreement and Plan of Merger dated June 29, 2002 (the "Merger Agreement") by and among Company, DoubleClick Inc., and the other parties thereto, pursuant to which Company is acquiring (the "Acquisition") the media business of DoubleClick Inc.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and the Employee hereby agree as follows:

            Notwithstanding anything to the contrary contained herein, each of Wise and the Company agree that this Agreement shall become effective only upon the consummation of the Acquisition pursuant to the Merger Agreement (the "Effective Date"). Each of Wise and the Company further agree that this Agreement shall automatically terminate and be of no force or effect upon the termination of the Merger Agreement.

     1.     Employment.

     (a) Subject to the terms and conditions contained herein, the Company hereby agrees to employ the Employee, and the Employee accepts such employment, from the Effective Date until the date such employment is terminated pursuant to Section 4 of this Agreement. During the Employee's employment under this Agreement, the Employee shall perform such duties for the Company consistent with his position as Executive Vice President of MaxWorldwide as may from time to time be assigned to the Employee by the Chief Executive Officer of the Company and Employee shall report to the Chief Executive Officer of the Company. The Employee shall have the title of Executive Vice President of MaxWorldwide and such other title or titles, if any, as from time to time may be assigned to the Employee by the Chief Executive Officer.


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     (b)    The Employee will devote substantially all his business time, energy, attention and skill to the services of the Company and its affiliates and to the promotion of their interests. So long as the Employee is employed by the Company, the Employee shall not, without the written consent of the Company:

            (i)          other than permitted in clauses (ii) or (iii) below,
                    engage in any other activity for compensation, profit or other pecuniary advantage, whether received during or after the term of this Agreement;

            (ii)         render or perform services of a business, professional,
                    or commercial nature other than to or for the Company, either alone or as an employee, consultant, director, officer, or partner of another business entity, whether or not for compensation, and whether or not such activity, occupation or endeavor is similar to, competitive with, or adverse to the business or welfare of the Company; or

            (iii)        invest in or become a shareholder of another
                    corporation or other entity; provided, that the Employee's investment solely as a shareholder in another corporation shall not be prohibited hereby so long as such investment is not in excess of one percent (1%) of any class of shares that are traded on a national securities exchange.

     (c) Promptly following the date hereof, the Employee shall execute an Employee Proprietary Information, Trade Secret and Confidentiality Agreement (the "Confidentiality Agreement"), an Insider Trading Policy and an Employee Handbook, provided that any covenant not to compete shall terminate on a date that is less than six (6) months following the Employee's termination.

     2. Location of Employment. The Employee's principal place of employment shall be at the executive offices of the Company located in New York City, New York, or, as may be requested by the Chief Executive Officer, at any other office of the Company or any of its affiliates currently or hereinafter located in the metropolitan New York City area (including Westchester County and Connecticut); provided, that at the direction of the Chief Executive Officer, the Employee may from time to time be reasonably required to travel to various domestic and foreign locations.

     3.     Compensation.

     (a) In exchange for performance of the Employee's obligations and duties under this Agreement, the Company shall pay the Employee a base salary


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            at an annual rate of $200,000.00, payable in accordance with the
            Company's standard payroll practices. In any payment period in which the Employee shall be employed for less than the entire number of days in such payment period, the salary payable under Section 3(a) shall be prorated on the basis of the number of days during which the Employee was actually employed divided by the number of days in such payment period.

     (b) The Employee shall receive a one-time signing bonus equal to $25,000.00, payable to the Employee within three (3) days of the date hereof. The Employee shall also be eligible to receive a discretionary annual bonus. The Employee's target bonus for the year ending the first anniversary of Employee's employment with Company will be $75,000.00. Such bonus shall be based upon individual and Company performance. As soon as practicable, the Chief Executive Officer shall review the criteria for such bonus with Employee.

     (c) The base salary described in subsection (a) hereof and the bonus described in subsection (b) hereof are gross amounts, and the Company shall be required to withhold from such amounts deductions with respect to Federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments or withholding requirements.

     (d) Upon approval by the Compensation Committee of the Board of Directors, the Company shall grant the Employee a stock option pursuant to the Company's stock option plan to purchase 250,000 shares of the Company's common stock with an exercise price equal to the fair market value on the date of grant. Each such option shall vest in one-third (1/3) increments on the first, second and third anniversaries of the date of grant, so long as the Employee then remains a full-time employee of the Company. Each such option shall be an incentive stock option to the extent permitted by law, with the balance being granted as a non-qualified stock option. Each such option shall be subject to all terms of the Company's stock option plan and the option agreements between the Employee and the Company evidencing such option.

     (e) The Employee shall be entitled to 10 business days vacation for each full year of employment under this Agreement, which vacation time will accrue in accordance with the vacation policy of the Company.

     (f) The Employee shall be entitled to participate in all benefit plans (including deferred compensation plans and any medical, dental or life insurance plans) which shall be available from time to time to the domestic management employees of the Company generally, except to the extent such participation in any plan would, in the opinion of the Chief Executive


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            Officer, alter the intended tax treatment of such plan; provided, however, that the Employee shall have no right under this Agreement, except as set forth in Section 3(d) hereof, to participate in any stock option, stock purchase or other plan relating to shares of capital stock of the Company or its affiliates, which participation, if any, shall be governed by separate agreement. The Employee acknowledges and agrees that the Chief Executive Officer may in its discretion terminate at any time or modify from time to time any such benefit plans.

     (g) Other than as expressly set forth in this Section 3, the Employee shall not receive any other compensation or benefits except to the extent determined by the Chief Executive Officer.

     4.     Termination.

     (a) The employment of the Employee under this Agreement may be terminated by the Company upon giving the Employee notice if the Employee has been unable to discharge his essential job duties by reason of illness or injury for either (A) a period of two consecutive months or (B) twelve weeks in any twelve-month period.

     (b) The employment of the Employee under this Agreement shall terminate on the date of the Employee's death.

     (c) The employment of the Employee under this Agreement may be terminated by the Company for cause. The Company may terminate the Employee for cause only after a Cause Event (as hereinafter defined) has occurred. As used herein, a "Cause Event" shall mean the ----------- following circumstances: (i) failure by the Employee to cure (within 7 days of written notice by the Company to the Employee) his repeated refusal or failure to perform any duties assigned to the Employee by the Chief Executive Officer as are appropriate to be performed by Executive Vice President of MaxWorldwide and are commensurate with such title and position, (ii) committed a breach of the terms of this Agreement or any other legal obligation to the Company that remains uncured for more than 7 days following written notice by the Company to the Employee, (iii) failed to perform any of the Employee's obligations under the Confidentiality Agreement, (iv) demonstrated gross negligence or willful misconduct in the execution of the Employee's assigned duties, (v) been convicted of or pleaded nolo contendere to (a) a felony or (b) any other serious crime involving fraud, dishonesty, theft, misappropriation or embezzlement or which, in the reasonable business judgment of the Board, results in a material adverse effect on the Company,, (vi) continual use of illegal drugs or of alcohol where such use of alcohol interferes with the performance of Employee's duties under this Agreement, (vii) engaged in


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            business practices which, in the opinion of the Board of Directors of the Company, reflect adversely on the Company (including, without limitation, unethical business practices), (viii) misappropriated assets of the Company or (ix) been repeatedly absent from work during normal business hours for reasons other than disability or vacation.

     (d) The employment of the Employee under this Agreement shall terminate upon receipt by the Chief Executive Officer of a written notice of resignation signed by the Employee or, if no notice is given, on the date on which the Employee voluntarily terminates his employment relationship with the Company.

     (e)    In addition to the circumstances described in subsections (a), (b),
            (c) and (d) above, the Company may terminate the Employee's employment for any reason or no reason and with or without cause or prior notice. The Employee understands that, subject to subsections
            (g)(iii) and (g)(iv) below, he is an at-will employee and may be terminated by the Company without cause or prior notice pursuant to this subsection (e) notwithstanding any other provision contained in this Agreement. This at-will relationship will remain in effect during the term of this Agreement and so long thereafter provided that the Employee remains employed by the Company, unless such at-will employment relationship is modified by a specific, express written agreement signed by the Company.

     (f) If the Company materially breaches this Agreement and such breach remains uncured by the Company after a period of 7 days following written notice of such breach by the Employee to the Company, the Employee may terminate his employment under this Agreement upon delivery by the Employee to the Board within 3 days following the end of such 7 day cure period of a written notice of termination signed by the Employee stating that Employee is terminating his employment hereunder.

     (g) If the Employee's employment is terminated pursuant to this Section 4 or for any other reason, the Employee shall not be entitled to any compensation or benefits from the Company, under Section 3 of this Agreement or otherwise, except for the following:

            (i)          base salary and vacation pay accrued, and reasonable
                    business expenses incurred, under Section 3 of this Agreement through the date of such termination;

            (ii)         such benefits, if any, as may be required to be
                    provided by the Company under the Comprehensive Omnibus Budget Reconciliation Act (COBRA) or as required by under the terms of any death, insurance or retirement plan, program or agreement


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                    provided by the Company and to which the Employee is a party or in which the Employee is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable;

            (iii)        if the Employee's employment is terminated without
                    cause pursuant to subsection (e) above or by the Employee pursuant to subsection (f) above, the Company shall continue to pay to the Employee the base salary described in Section 3(a) for a period of six (6) months following such date of termination of employment and Employee shall receive an additional amount equal to 50% of the total bonus amounts paid to Employee by Company or DoubleClick Inc. during the 12 months immediately preceding such date of termination of employment.

     5.     Employee's Representations.

     (a) The Employee represents that he has full authority to enter into this Agreement and that he is free to enter into this Agreement and not under any contractual restraint which would prohibit the Employee from satisfactorily performing his duties to the Company under this Agreement.

     (b) The Employee acknowledges that he is free to seek advice from independent counsel with respect to this Agreement. The Employee has either obtained such advice or, after carefully reviewing this Agreement, has decided to forego such advice. The Employee is not relying on any representation or advice from the Company or any of its officers, directors, attorneys or other representatives regarding this Agreement, its content or effect.

     6. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any breach hereof or the Employee's employment by the Company or termination thereof, shall be settled by arbitration by one arbitrator in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the City of New York or such other place as may be agreed upon at the time by the parties to the arbitration.

     7. Equitable Relief. The Employee acknowledges that the Company is relying for its protection upon the existence and validity of the provisions of this Agreement, that the services to be rendered by the Employee are of a special, unique and extraordinary character, and that irreparable injury will result to the Company from any violation or continuing violation of the provisions of this Agreement for which damages may not be an adequate remedy. Accordingly, the Employee hereby agrees that in addition to the remedies available to the Company by law or under this Agreement, the


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Company shall be entitled to obtain such equitable relief as may be permitted by law in a court of competent jurisdiction including, without limitation, injunctive relief from any violation or continuing violation by the Employee of any term or provision of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (without regard to choice of law principles) of the State of New York.

     9. Entire Agreement. This Agreement constitutes the whole agreement of the parties hereto in reference to any employment of the Employee by the Company and in reference to any of the matters or things herein provided for or hereinabove discussed or mentioned in reference to such employment; all prior agreements, promises, representations and understandings relative thereto being herein merged.

     10.    Assignability.

     (a) In the event the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company's business or assets shall be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the "Company" under this Agreement.

     (b) This Agreement is personal in nature and the Employee shall not, without the written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

     (c) Except as set forth in subsection (a) above, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.

     11. Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Any such written instrument must be approved by the Board to be effective as against the Company. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed


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as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     12. Notice. All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmission (with "answerback" confirmation of transmission), if to the Company, sent to such party's addresses or telecopy number as are set forth below such party's signature to this Agreement, and if to the Employee, to his address as set forth in the records of the Company, or such other addresses or telecopy numbers of which the parties have given notice pursuant to this Section
12. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable.

     13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. Survival. The representations and agreements of the Employee set forth in Sections 5, 6 and 7 of this Agreement shall survive the expiration or termination of this Agreement (irrespective of the reason for such expiration of termination).

     15. Attorney's Fees. If any party to this Agreement seeks to enforce his or its rights under this Agreement, the prevailing party shall be entitled to recover reasonable fees, costs and expenses incurred in connection therewith including, without limitation, the fees, costs and expenses of attorneys, accountants and experts, whether or not litigation is instituted, and including such fees, costs and expenses of appeals.



                            [Signature Page Follows]



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                    [Signature Page to Employment Agreement]



            IN WITNESS WHEREOF, the parties to this Agreement have executed this Employment Agreement as of the date first above written.

                                    L90, INC.,
                                    a Delaware corporation



                                    By  /s/ Peter M. Huie
                                        --------------------------------
                                    Peter M. Huie
                                    General Counsel, VP


                                    Address for Notices:

                                    4499 Glencoe Avenue
                                    Marina del Rey, California  90292
                                    Attention:  Chairman of the Board
                                    Telecopy:  (310) 578-9942

                                    EMPLOYEE:



                                      /s/ William H. Wise
                                    ------------------------------------
                                    William H. Wise